UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2023
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2023, Celanese Corporation (the "Company") held its 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) virtually at www.virtualshareholdermeeting.com/CE2023 and the Company’s shareholders approved the Celanese Corporation Amended and Restated 2018 Global Incentive Plan, effective as of April 20, 2023 (the “Amended and Restated 2018 Global Incentive Plan”) to, among other things, (i) increase the number of shares of our common stock authorized for issuance thereunder by 1,500,000 shares and (ii) extend the term of the plan. A description of the terms and conditions of the Amended and Restated 2018 Global Incentive Plan is set forth in the Company’s Proxy Statement for the 2023 Annual Meeting (the “Proxy Statement”) as filed with the Securities and Exchange Commission on March 9, 2023 under the heading “Item 5: Approval of the Amended and Restated 2018 Global Incentive Plan”, which description is incorporated herein by reference. This summary is qualified in its entirety by the full text of the Amended and Restated 2018 Global Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.
During the 2023 Annual Meeting, the Company’s shareholders were asked to consider and vote upon five proposals: (1) election of ten directors to the Board to serve for a term that expires at the annual meeting of shareholders in 2024 or until their successors are duly elected and qualified or their earlier resignation or retirement; (2) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023; (3) an advisory vote to approve executive compensation; (4) an advisory vote on frequency of advisory votes on executive compensation; and (5) approval of the Company’s Amended and Restated 2018 Global Incentive Plan.
As of the 2023 Annual Meeting record date of February 22, 2023, there were 110,824,914 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the 2023 Annual Meeting, if represented in person or by proxy at the Annual Meeting. A total of 99,552,794 shares were voted in person or by proxy (89.80% quorum). For each proposal, the shareholder voting results were as follows:
1. Election of Directors. Each of the director nominees was elected to serve for a term which expires at the annual meeting of shareholders in 2024 by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Jean S. Blackwell	94,351,254	657,624	77,994	4,435,922
William M. Brown	94,276,076	757,809	52,987	4,435,922
Edward G. Galante	90,225,178	4,809,093	52,601	4,435,922
Kathryn M. Hill	94,542,997	451,349	92,526	4,435,922
David F. Hoffmeister	85,646,111	9,357,767	82,994	4,435,922
Jay V. Ihlenfeld	93,311,843	1,692,185	82,844	4,435,922
Deborah J. Kissire	87,763,044	7,245,578	78,250	4,435,922
Michael Koenig	94,563,747	442,822	80,303	4,435,922
Kim K.W. Rucker	93,557,141	1,450,740	78,991	4,435,922
Lori J. Ryerkerk	91,438,816	3,555,844	92,212	4,435,922
2. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023 was ratified by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
98,592,715	876,687	50,392
3. Advisory Vote to Approve Executive Compensation. The shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
92,050,576	2,588,456	447,840	4,435,922

4. Frequency of Advisory Votes on Executive Compensation. The shareholders approved, on an advisory basis, the holding of a shareholder advisory vote on executive compensation of our named executive officers, as disclosed in the Proxy Statement, on a periodic basis by the votes set forth in the table below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
93,516,895	53,658	1,461,820	54,499	4,435,922
Based on these results and consistent with its recommendation to shareholders, the Board determined to hold a shareholder advisory vote to approve the compensation of executive officers annually until the next vote on the frequency of such shareholder advisory votes. A frequency vote is required at least once every six years.
5. Approval of the Amended and Restated 2018 Global Incentive Plan. The Amended and Restated 2018 Global Incentive Plan was approved by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
92,262,865	2,731,565	92,442	4,435,922
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

Exhibit Number	Description

10.1	Celanese Corporation Amended and Restated 2018 Global Incentive Plan, dated as of April 20, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ MICHAEL R. SULLIVAN
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	April 25, 2023
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